COMPANY CONTACT: Paul Vincent Director – Finance & Investor Relations (281) 874-2700, (800) 777-2412	FOR IMMEDIATE RELEASE

SWIFT ENERGY ANNOUNCES:

11% INCREASE IN SECOND QUARTER 2012 PRODUCTION TO 2.92 MILLION BARRELS OF OIL EQUIVALENT

SECOND QUARTER 2012 EARNINGS OF $3.0 MILLION, OR $0.07 PER DILUTED SHARE;

SECOND QUARTER 2012 ADJUSTED CASH FLOW OF $72.7 MILLION, OR $1.69 PER DILUTED SHARE;

HOUSTON, August 2, 2012 – Swift Energy Company (NYSE: SFY) announced today earnings from continuing operations of $3.0 million for the second quarter of 2012, or $0.07 per diluted share, a decrease of 89% when compared to second quarter 2011 earnings from continuing operations of $26.7 million, or $0.61 per diluted share and a decrease of 15% when compared to earnings of $3.6 million in the first quarter of 2012.

Adjusted cash flow (cash flow before working capital changes, a non-GAAP measure - see page 7 for reconciliation to the GAAP measure) for the second quarter of 2012 decreased 31% to $72.7 million, or $1.69 per diluted share, compared to $105.5 million, or $2.47 per diluted share, for the second quarter 2011 and increased 5% when compared to adjusted cash flow of $69.1 million, or $1.61 per diluted share, for the first quarter of 2012.

Swift Energy produced 2.92 million barrels of oil equivalent (“MMBoe”) during the second quarter of 2012, an 11% increase over second quarter 2011 production of 2.64 MMBoe, and a 4% sequential increase compared to first quarter 2012 production of 2.80 MMBoe.

Terry Swift, CEO of Swift Energy commented, “As demonstrated by Swift Energy’s second quarter results, our focus on crude oil directed activity is becoming evident in our production volumes.  In South Texas, we are drilling and completing more wells targeting crude oil, condensate and liquids rich natural gas production.  Drilling times and completion efficiency are improving as we drill and complete more wells from multi-well pads, and we continue to optimize the full-scale development of our assets.  We also continue to be encouraged by results in our Central Louisiana and Southeast Louisiana core areas.

“As a result of improved drilling and completion efficiencies and times in South Texas, we now expect to drill more wells than previously budgeted in South Texas this year with the same complement of rigs.  The drilling results at our Lake Washington field so far this year also support maintaining our one rig drilling program through the end of 2012.  This additional activity will result in higher levels of spending this year than originally projected but will increase our operational momentum as measured by daily production rate.  Also as a result of additional activity, we now expect year-end reserves levels to be 15-20% higher than at year-end 2011, up from our previous expectation of a 10-15% increase.  These reserve additions will primarily be crude oil and natural gas liquids, which we expect to comprise approximately 40% of 2012 year-end total reserves and greater than 50% of year-end 2012 daily production.

“In line with our previously announced 2012 South Texas operational plans, we now have only four rigs operating and expect to reduce this to three rigs by the end of the year, down from a peak of six rigs earlier this year.  This reduced activity level will correspond with lower capital spending levels in South Texas through the remainder of 2012 and into 2013.  Even with this reduced activity, our oil and liquids rich production will continue to grow next year due to the intensity of our 2012 activity.  Currently we project that a three rig drilling program in South Texas in 2013, with no change in activity in our other areas in 2013, will support production growth in line with our long term strategic target of 7% - 12% growth next year.”

Second Quarter Revenues and Expenses

Total revenues for the second quarter of 2012 decreased 14% to $134.8 million from the $157.4 million generated in the second quarter of 2011.  This decrease is primarily attributable to lower realized commodity prices during the 2012 period.

Depreciation, depletion and amortization expense (“DD&A”) of $21.00 per barrel of oil equivalent (“Boe”) in the second quarter of 2012 decreased slightly from $21.14 per Boe in the comparable period in 2011.

Lease operating expenses, before severance and ad valorem taxes, were $10.10 per Boe in the second quarter 2012, a slight decrease when compared to $10.11 per Boe in the same period of 2011.  Decreases in lease operating expenses per Boe were driven by higher production levels during the 2012 period.

Severance and ad valorem taxes decreased to $4.18 per Boe in the second quarter 2012 from $4.69 per Boe in the second quarter of 2011 primarily due to lower prices realized per barrel of oil equivalent.

General and administrative expenses increased to $4.18 per Boe during the second quarter of 2012, up from $4.11 per Boe in the same period in 2011 as a result of increased staffing levels.  Interest expense increased to $4.56 per Boe in the second quarter of 2012 compared to $3.27 per Boe for the same period in 2011 due to new long term debt that was issued during the fourth quarter of 2011.

Second Quarter Pricing

The Company realized an aggregate average price of $45.22 per Boe during the quarter, a decline from the $60.29 per Boe average price received in the second quarter of 2011.

In the second quarter of 2012, Swift Energy’s average crude oil prices decreased 4% to $108.02 per barrel from $112.09 per barrel realized in the same period in 2011.  For the same periods, average natural gas prices were $2.01 per thousand cubic feet (“Mcf”), down by almost a half from the $3.93 per Mcf average price realized a year earlier.  Prices for

NGLs averaged $35.25 per barrel in the 2012 second quarter, a 30% decrease from second quarter 2011 NGL prices of $50.41 per barrel.

Second Quarter Drilling Activity

In the second quarter of 2012, Swift Energy drilled twenty operated development wells and participated in two non-operated development wells.  In the Company’s South Texas core area, fourteen horizontal wells were drilled to the Eagle Ford shale which included: eight wells in LaSalle County and six wells in McMullen County.  Three wells were drilled to the Olmos formation in McMullen County.

The Company continues to extend the length of horizontal laterals it drills in the Eagle Ford shale as drilling efficiency and well performance improves.  Currently, the Company is targeting ~6,800 foot lateral lengths.  Wells drilled with this approximate lateral length will accommodate up to 20 stages of hydraulic fracture stimulations.

In Swift Energy’s Southeast Louisiana core area, three wells were drilled in the Lake Washington field.  In the Company’s Central Louisiana/East Texas core area, two non-operated wells targeting the Austin Chalk were drilled in the Burr Ferry field.

There are currently four operated rigs drilling in the Company’s South Texas core area and one operated barge rig drilling in its Southeast Louisiana area.  Two non-operated rigs are active in the Central Louisiana/East Texas area.

Operations Update:

South Texas Operations

In the Company’s South Texas core area, fourteen operated wells were completed during the second quarter.  In LaSalle County, eight Eagle Ford wells were completed.  In McMullen County, five Olmos wells were completed and in Webb County, one operated Eagle Ford well was completed.

During the quarter, the Company performed its first two-well simultaneous fracture stimulation operation, or “zipper frac”, on the ARN EF 3H and 4H wells in LaSalle County.  Production from these two wells was temporarily restricted by pipeline limitations while the Company tied in to a permanent sales point under a previously announced natural gas gathering and processing services agreement, which became effective during the quarter.

Initial Production Test Rates of South Texas Horizontal Wells
Completed in Second Quarter 2012
(Operated unless otherwise noted)

Well Name	County/Formation Target	Oil (Bbls/d)	Natural Gas Liquids (Bbls/d)	Residual Natural Gas (MMcf/d)	Barrels of Oil Equivalent	Choke Setting	Pressure (psi)
ARN EF 1H	LaSalle – Eagle Ford	268	423	3.6	1,286	20/64”	3,384
ARN EF 2H	LaSalle – Eagle Ford	208	302	2.5	934	20/64”	3,441
Carden EF 6H	LaSalle – Eagle Ford	96	273	3.0	869	20/64”	2,715
Alderman A 1H	LaSalle – Eagle Ford	165	286	2.4	852	20/64”	2,975
Alderman Ranch EF 3H	LaSalle – Eagle Ford	125	316	2.7	886	22/64”	1,819
Alderman B EF 1H	LaSalle – Eagle Ford	86	479	4.0	1,239	20/64”	3,109
ARN EF 3H	LaSalle – Eagle Ford	148	120	1.0	437	14/64”	3,000
ARN EF 4H	LaSalle – Eagle Ford	336	162	1.4	725	14/64”	3,100
Whitehurst OL 4H	McMullen – Olmos	315	149	2.2	836	16/64”	3,646
AFP OL 9H	McMullen – Olmos	356	272	4.1	1,308	18/64”	4,526

SMR OL 5H	McMullen – Olmos	912	252	1.6	1,437	18/64”	3,150
AFP OL 11H	McMullen – Olmos	10	167	2.5	594	18/64”	3,800
AFP OL 10H	McMullen – Olmos	165	152	2.3	695	18/64”	3,853
Fasken B EF 4H	Webb – Eagle Ford	--	--	10.1	1,676	22/64”	5,125

Southeast Louisiana

In the Lake Washington field in Plaquemines Parish, LA, the Company continued its ongoing recompletion and production optimization program, performing ten recompletions and twelve production optimization projects during the quarter.

The Company completed three wells at Lake Washington during the second quarter.  Initial results of these completions are detailed in the following table:

Initial Production Test Rates of Lake Washington Wells
Completed in Second Quarter 2012
(Operated unless otherwise noted)

Well Name	Measured Depth	True Vertical Pay	Oil (Bbls/d)	Natural Gas (MMcf/d)	Choke Setting
CM 421	8,513	249	406	0.2	18/64”
CM 422	8,573	225	654	0.1	26/64”
CM 425	5,831	159	518	0.1	30/64”

Another well, the CM 423, has been drilled in the third quarter.  This well, drilled to a measured depth of 6,382 feet encountered 203 feet of true vertical pay, and will be completed during the third quarter.

Central Louisiana/East Texas

As previously announced, in the South Burr Ferry field in Vernon Parish, LA, the Company’s partner completed and tested the GASRS 23-1, which targeted the Austin Chalk.  Initial production test rates of this well were 744 barrels of oil per day and 7.2 million cubic feet of gas per day with flowing tubing pressure of 4,100 psi on a 34/64” choke.

A second non-operated well, the GASRS 29-1, was also completed.  Initial production test rates of this well were 979 barrels of oil per day and 7.5 million cubic feet of gas per day with flowing tubing pressure of 6,300 psi on a 25/64” choke.

Price Risk Management

In the third quarter to date, Swift Energy has purchased natural gas floors that will cover approximately 10% of its currently expected third quarter 2012 natural gas production at an average NYMEX strike price of $3.08 per MMBtu.  The Company has also purchased natural gas floors covering approximately 15% - 20% of expected fourth quarter natural gas production an average NYMEX strike price of $2.94 per MMBtu On an ongoing basis, details of Swift Energy’s complete price risk management activities can be found on the Company’s website (www.swiftenergy.com).

Earnings Conference Call

Swift Energy will conduct a live conference call today, August 2, at 10:00 a.m. CDT to discuss second quarter 2012 financial results.  To participate in this conference call, dial 973-339-3086 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call.  A digital replay of the call will be available later on May 2 until August 9, by dialing 855-859-2056 and using Conference ID # 93232896.  Additionally, the conference call will be available over the Internet by accessing the Company’s website at www.swiftenergy.com and by clicking on the event hyperlink. This webcast will be available online and archived at the Company’s website.

About Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections, guidance or other statements contained herein, other than statements of historical fact, are forward-looking statements, including targets for 2012 production and reserves growth, estimates of 2012 capital expenditures and guidance estimates for the second quarter of 2012 and full-year 2012.  These statements are based upon assumptions that are subject to change and to risks, especially the uncertainty and costs of finding, replacing, developing and acquiring reserves,  availability and cost of capital, labor, services, supplies and facility capacity, availability of transportation hurricanes or tropical storms disrupting operations, and, volatility in oil or gas prices, uncertainty and costs of finding, replacing, developing or acquiring reserves, and disruption of operations  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.  Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time.  Actual financial and operating performance may be higher or lower.  Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

SWIFT ENERGY COMPANY
SUMMARY FINANCIAL INFORMATION
FROM CONTINUING OPERATIONS
(Unaudited)
(In Thousands Except Per Share and Price Amounts)

	Three Months Ended June 30				Six Months Ended June 30
	2012	2011	Percent Change		2012	2011	Percent Change
Revenues:
Oil & Gas Sales	$131,980	$159,213	(17	) %	$268,122	$303,414	(12	) %
Other	2,777	(1,785)			2,513	(1,908)
Total Revenue	$134,757	$157,428	(14	) %	$270,635	$301,506	(10	) %
Income From Continuing Operations	$3,028	$26,682	(89	) %	$6,598	$46,931	(86	) %
Basic EPS – Continuing Operations	$0.07	$0.62	(89	) %	$0.15	$1.09	(86	) %
Diluted EPS – Continuing Operations	$0.07	$0.61	(89	) %	$0.15	$1.08	(86	) %
Net Cash Provided By Operating Activities – Continuing Operations	$91,896	$125,225	(27	) %	$155,679	$186,941	(17	) %
Net Cash Provided By Operating Activities, Per Diluted Share – Continuing Operations	$2.14	$2.94	(27	) %	$3.63	$4.40	(18	) %
Cash Flow Before Working Capital Changes(2) (non-GAAP measure) – Continuing Operations	$72,729	$105,520	(31	) %	$141,826	$184,743	(23	) %
Cash Flow Before Working Capital Changes, Per Diluted Share – Continuing Operations	$1.69	$2.47	(32	) %	$3.30	$4.34	(24	) %
Weighted Average Shares Outstanding (Basic)	42,862	42,436	(1	) %	42,768	42,313	(1	) %
Weighted Average Shares Outstanding (Diluted)	42,954	42,665	(1	) %	42,926	42,532	(1	) %
EBITDA (non-GAAP measure)	$80,884	$107,473	(25	) %	$162,706	$202,411	(20	) %
Production (MBoe) – Continuing Operations	2.92	2.64	11%		5.72	5.29	8%
Realized Price ($/Boe) – Continuing Operations	$45.22	$60.29	(25	) %	$46.90	$57.40	(18	) %

(1)	The production, revenue, expense, cash flow and income information reported are the results of continuing operations of Swift Energy.
(2)
See reconciliation on page 7.  Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry.  Many investors use the published research of these analysts in making their investment decisions.

SWIFT ENERGY COMPANY
RECONCILIATION OF GAAP(a) TO NON-GAAP MEASURES
(Unaudited)
(In Thousands)

	Three Months Ended
	June 30, 2012	June 30, 2011	Percent Change
CASH FLOW RECONCILIATIONS:
Net Cash Provided by Operating Activities – Continuing Operations	$91,896	$125,225	(27	) %
Increases and Decreases In:
Accounts Receivable	(9,308)	(15,294)
Accounts Payable and Accrued Liabilities	(4,600)	(4,095)
Income Taxes Payable	198	219
Accrued Interest	(5,457)	(535)
Cash Flow Before Working Capital Changes – Continuing Operations	$72,729	$105,520	(31	) %

	Three Months Ended
	June 30, 2012	June 30, 2011
INCOME TO EBITDA RECONCILIATIONS:
Income from Continuing Operations	$3,028	$26,682	(89	) %
Provision for Income Taxes	2,087	15,190
Interest Expense, Net	13,319	8,622
Depreciation, Depletion & Amortization & ARO (b)	62,450	56,979
EBITDA	$80,884	$107,473	(25	) %
	Six Months Ended
	June 30, 2012	June 30, 2011
CASH FLOW RECONCILIATIONS:
Net Cash Provided by Operating Activities – Continuing Operations	$155,679	$186,941	(17	) %
Increases and Decreases In:
Accounts Receivable	(12,501)	(1,682)
Accounts Payable and Accrued Liabilities	3,313	(983)
Income Taxes Payable	198	217
Accrued Interest	(4,863)	250
Cash Flow Before Working Capital Changes – Continuing Operations	$141,826	$184,743	(23	) %

	Six Months Ended
	June 30, 2012	June 30, 2011	Percent Change
INCOME TO EBITDA RECONCILIATIONS:
Income from Continuing Operations	$6,598	$46,931	(86	) %
Provision for Income Taxes	4,399	27,434
Interest Expense, Net	26,784	17,010
Depreciation, Depletion & Amortization & ARO (b)	124,925	111,036
EBITDA	$162,706	$202,411	(20	) %

(a)	GAAP—Generally Accepted Accounting Principles
(b)	Includes accretion of asset retirement obligation

Note: Items may not total due to rounding

SWIFT ENERGY COMPANY
SUMMARY BALANCE SHEET INFORMATION
(Unaudited)
(In Thousands)

	As of June 30, 2012	As of December 31, 2011
Assets:
Current Assets:
Cash and Cash Equivalents	$31,671	$251,696
Other Current Assets	66,122	76,455
Total Current Assets	97,793	328,151

Oil and Gas Properties	4,804,422	4,428,013
Other Fixed Assets	41,062	38,832
Less-Accumulated DD&A	(2,722,546)	(2,599,079)
Total Properties	2,122,938	1,867,766

Other Assets	15,290	16,552
	$2,236,021	$2,212,469
Liabilities:
Current Liabilities	$212,257	$211,794
Long-Term Debt	719,977	719,775
Deferred Income Taxes	208,440	206,567
Asset Retirement Obligation	70,972	67,115
Other Long-term Liabilities	10,688	10,709
Stockholders’ Equity	1,013,687	996,509
	$2,236,021	$2,212,469

Note: Items may not total due to rounding

SWIFT ENERGY COMPANY
SUMMARY INCOME STATEMENT INFORMATION
(Unaudited)
In Thousands Except Per Boe Amounts

	Three Months Ended		Six Months Ended
	June 30, 2012	Per Boe	June 30, 2012	Per Boe
Revenues:
Oil & Gas Sales	$131,980	$45.22	$268,122	$46.90
Other Revenue	2,777		2,513
	134,757	46.18	270,635	47.34
Costs and Expenses:
General and Administrative, net	12,190	4.18	24,073	4.21
Depreciation, Depletion & Amortization	61,288	21.00	122,651	21.45
Accretion of Asset Retirement Obligation (ARO)	1,162	0.40	2,274	0.40
Lease Operating Costs	29,483	10.10	58,696	10.27
Severance & Other Taxes	12,200	4.18	25,160	4.40
Interest Expense, Net	13,319	4.56	26,784	4.68
Total Costs & Expenses	129,642	44.42	259,638	45.41
Income from Continuing Operations Before Income Taxes	5,115	1.75	10,997	1.92
Provision for Income Taxes	2,087	0.72	4,399	0.77
Income from Continuing Operations	3,028	1.04	6,598	1.15
Income (Loss) from Discontinued Operations, Net of Taxes	---	NM	---	NM
Net Income	$3,028	1.04	$6,598	1.15

Note: Items may not total due to rounding

SWIFT ENERGY COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In Thousands)

	Six Months Ended
	June 30, 2012	June 30, 2011
Cash Flows From Operating Activities:
Net Income	$6,598	$61,209
Gain From Discontinued Operations, Net of Taxes	---	(14,278)
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities -
Depreciation, Depletion, and Amortization	122,651	108,737
Accretion of Asset Retirement Obligation (ARO)	2,274	2,299
Deferred Income Taxes	4,399	26,077
Stock Based Compensation Expense	7,181	5,939
Other	(1,277)	(5,240)
Change in Assets and Liabilities -
Decrease in Accounts Receivable	12,501	1,682
Increase/(Decrease) in Accounts Payable and Accrued Liabilities	(3,313)	983
Decrease in Income Taxes Payable	(198)	(217)
Increase/(Decrease) in Accrued Interest	4,863	(250)
Cash Provided by Operating Activities – Continuing Operations	155,679	186,941
Cash Provided by Operating Activities – Discontinued Operations	---	36
Net Cash Provided by Operating Activities	155,679	186,977

Cash Flows From Investing Activities:
Additions to Property and Equipment	(374,753)	(244,798)
Proceeds from the Sale of Property and Equipment	284	51
Cash Used in Investing Activities – Continuing Operations	(374,469)	(244,747)
Cash Provided by Investing Activities – Discontinued Operations	---	5,000
Net Cash Used in Investing Activities	(374,469)	(239,747)

Cash Flows From Financing Activities:
Net Proceeds From Issuance of Common Stock	1,451	1,990
Purchase of Treasury Shares	(2,686)	(3,289)
Cash Used in Financing Activities – Continuing Operations	(1,235)	(1,299)
Cash Provided by (Used in) Financing Activities – Discontinued Operations	---	---
Net Cash Used in Financing Activities	(1,235)	(1,299)
Net Decrease in Cash and Cash Equivalents	(220,025)	(54,069)

Cash and Cash Equivalents at the Beginning of the Period	251,696	86,367
Cash and Cash Equivalents at the End of the Period	$31,671	$32,298

SWIFT ENERGY COMPANY
OPERATIONAL INFORMATION
QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
(Unaudited)

	Three Months Ended				Three Months Ended
	June 30, 2012	Mar. 31, 2012	Percent Change		June 30, 2011	Percent Change
Production :
Oil & Natural Gas Equivalent (MBoe)	2,918	2,799	4%		2,641	11%
Natural Gas (Bcf)	9.50	9.24	3%		7.87	21%
Crude Oil (MBbl)	905	884	2%		994	(9	) %
NGL (MBbl)	430	376	14%		335	28%

Average Prices:
Combined Oil & Natural Gas ($/Boe)	$45.22	$48.64	(7	) %	$60.29	(25	) %
Natural Gas ($/Mcf)	$2.01	$2.18	(8	) %	$3.93	(49	) %
Crude Oil ($/Bbl)	$108.02	$111.99	(4	) %	$112.09	(4	) %
NGL ($/Bbl)	$35.25	$45.30	(22	) %	$50.41	(30	) %

SWIFT ENERGY COMPANY
THIRD QUARTER AND FULL YEAR 2012
GUIDANCE ESTIMATES

	Actual For Second Quarter 2012	Guidance For Third Quarter 2012			Guidance For Full Year 2012

Production Volumes (MMBoe)	2.92	3.00	-	3.20	12.0	-	12.6

Production Mix:
Natural Gas (Bcf)	9.50	8.75	-	9.33	36.2	-	37.9
Crude Oil (MMBbl)	0.91	1.06	-	1.13	4.12	-	4.34
Natural Gas Liquids (MMBbl)	0.43	0.49	-	0.52	1.85	-	1.95
Product Pricing (Note 1):
Natural Gas (per Mcf)
NYMEX Differential (Note 2)	$(0.20)	($0.25)	-	($0.50)	($0.25)	-	($0.50)
Crude Oil (per Bbl)
NYMEX differential (Note 3)	$14.67	$7.00	-	$10.00	$7.00	-	$10.00
NGL (per Bbl)
Percent of NYMEX Crude	38%	30%	-	40%	35%	-	45%
Oil & Gas Production Costs:
Lease Operating Costs (per Boe)	$10.10	$8.85	-	$9.50	$9.15	-	$9.60
Severance & Ad Valorem Taxes (as % of Revenue dollars)	9.1%	8.5%	-	9.5%	8.5%	-	9.5%
Other Costs:
G&A per Boe	$4.18	$4.00	-	$4.30	$3.95	-	$4.15
Interest Expense per Boe	$4.56	$4.20	-	$4.50	$4.35	-	$4.60
DD&A per Boe	$21.00	$20.75	-	$21.00	$20.75	-	$21.00
Supplemental Information:
Capital Expenditures (in Thousands)
Operations	$187,067	$150,000	-	$159,400	$637,000	-	$658,000
Capitalized G&G (Note 4)	$7,714	$ 8,000	-	$ 8,300	$ 30,000	-	$ 32,000
Capitalized Interest	$2,016	$ 2,000	-	$ 2,300	$ 8,000	-	$ 10,000
Total Capital Expenditures	$196,797	$160,000	-	$170,000	$675,000	-	$700,000

Basic Weighted Average Shares	42,862	42,800	-	43,000	42,800	-	43,100
Diluted Computation:
Weighted Average Shares	42,954	43,000	-	43,200	43,000	-	43,200

Effective Tax Rate	40.8%	39.0%	-	42.0%	39.0%	-	41.0%
Deferred Tax Percentage	100%	98%	-	99%	98%	-	99%

Note 1:	Swift Energy maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com).
Note 2:	Average of monthly closing Henry Hub NYMEX futures price for the respective contract months, included in the period, which best benchmarks the 30-day price received for natural gas sales.
Note 3:	Average of daily WTI NYMEX futures price during the calendar period reflected, which best benchmarks the daily price received for the majority of crude oil sales.
Note 4:	Does not include capitalized acquisition costs, incorporated in acquisitions when occurred.